EXHIBIT 4.32
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                            FIRST AMENDING AGREEMENT
                           TO THE EMPLOYMENT AGREEMENT


This First Amending Agreement dated as of September 1, 2001, is entered into by and between EXFO Electro-Optical Engineering Inc., a corporation having its principal place of business at 465 Godin Avenue, Vanier, Quebec, G1M 3G7, Canada (the "Corporation") and Bruce Bonini (the "Employee").


WHEREAS the Corporation and the Employee entered into an Employment Agreement dated September 1, 2000 (the "Agreement") providing for the terms of employment of the Employee;

WHEREAS the parties hereto have agreed to amend the Agreement to modify certain terms of employment;

THEREFORE the parties agree as follows:

1.       AMENDMENTS

         Schedule A to the Agreement is hereby replaced in its entirety with the Schedule A attached hereto and forming an integral part hereof.


2.       MISCELLANEOUS

      2.1 In all respects, except for those changes required to give meaning and effect to the amendments provided for in the foregoing sections hereof, the Agreement, as amended hereby, remains in full force and effect, is hereby ratified and confirmed in all respects, and is binding upon the parties hereto. The Agreement constitutes the whole and entire agreement between the parties hereto with respect to the subject matter thereof and cancels and supersedes any prior written agreements, declarations, commitments, representations, undertakings, written or oral, in respect thereof.

      2.2 This First Amending Agreement shall be construed in accordance with and governed for all purposes by the laws applicable in the state of Texas U.S.A. Service of process in any dispute shall be effective (a) upon the Corporation, if service is made on any officer of the Corporation other than the Employee; (b) upon the Employee, if served at Employee's residence last known to the Corporation with an information copy to the


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                  Employee at any other residence, or care of a subsequent
                  employer, of which the Corporation may be aware.

      2.3 This Agreement has been written in English at the express request of the parties. Cette entente a ete redigee en anglais a demande expresse des parties.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement.



EXFO ELECTRO-OPTICAL
ENGINEERING INC.



BY:  /s/ Germain Lamonde                        /s/ Bruce Bonini
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     GERMAIN LAMONDE                            BRUCE BONINI


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                                   SCHEDULE A
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                                       TO
                                       --
                            FIRST AMENDING AGREEMENT
                            ------------------------
                           TO THE EMPLOYMENT AGREEMENT
                           ---------------------------

                                  BRUCE BONINI
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                      REMUNERATION, VACATION, PLACE OF WORK
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1.       REMUNERATION

         From September 1, 2001 to August 31, 2002:

         (i)      Base salary of US$145,000 per annum.

         (ii) Commission on Total Bookings (as defined in Schedule 4 of the Employment Agreement):

                  During the period from September 1, 2001 to August 31, 2002, commissions will be payable to Employee on a monthly basis in amounts equal to the following percentages of Total Bookings made in North America by all companies in the Corporation's group of companies:

                     For Total Bookings from US$0 to US$45,000,000 - 0.1933% of the Total Bookings figure is payable;

                     For Total Bookings exceeding US$45,000,000 and up to US$60,000,000 - 0.3867% of the Total Bookings figure is payable; and

                     For Total Bookings exceeding US$60,000,000 - 0.5800% of the Total Bookings figure is payable.

                  Notwithstanding the preceding paragraphs and as an exceptional measure for the current financial year given the unusual market conditions, the Corporation undertakes to pay commissions to Employee of at least US$72,500 in the event Total Bookings for the period from September 1, 2001 to August 31, 2002 are less than US$37,506,467.


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         (iii)    Quarterly bonus: After the end of each of the Corporation's financial quarters, the Employee shall be paid a bonus of US$4,000 if the following Total Bookings objectives by the North American Sales department for each such quarter are attained:

                  1st Quarter: US$14,000,000         3rd Quarter: US$16,000,000
                  2nd Quarter: US$14,000,000         4th Quarter: US$16,000,000.

                  In the event the annual Total Bookings objective for the North American Sales department of US$60,000,000 for the financial year ending August 31, 2002 (the "Annual Objective") is attained, notwithstanding the non-attainment of some of the above-noted quarterly objectives, the Employee shall be paid a bonus for the year totalling US$16,000, taking into account any quarterly payments that may have been made for attainment of the quarterly objectives.

                  In the event the Annual Objective is exceeded by 10% or more, an additional bonus of US$7,000 shall be paid to Employee and if the Annual Objective is exceeded by 20% or more, a further additional bonus of US$7,000 shall be paid to Employee.

         (iv) Options: The following stock options will be issued to the Employee in accordance with the terms of the Corporation's Stock Option Plan and the terms set forth herein:

                  o        On October 10, 2001, 15,000 stock options;

                  o        On January 3, 2002, 5,000 stock options.

         (v) The Employee shall receive a monthly car expense allowance of US$700.00.

         (vi) The provisions governing the payment of commission and the reimbursement of expenses are set forth in Schedule D to the Agreement.

         (vii) An annual review of remuneration shall occur on or about September 1, 2002.


2.       PLACE OF WORK

         The Employee shall exercise his functions out of the office of EXFO America Inc. located in Richardson, Texas, U.S.A.


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3.       VACATION

         Four (4) weeks of paid vacation annually.

4.       DEFINITIONS

         For the purposes of this Agreement, the meaning of the term "Corporation" shall be deemed to include EXFO America Inc.



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